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                                                                    Exhibit 23.2


SNYDER & HALLER, P.C.
CERTIFIED PUBLIC ACCOUNTANTS


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in the Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission and the Form MHC-2, as amended, filed with the Office of Thrift Supervision of our report dated July 24, 2003, except for Note 13 which is dated April 7, 2004, on the consolidated statements of financial condition of PSB Holdings, Inc. as of June 30, 2003 and 2002, and the related consolidated statements of operations, changes in capital accounts and cash flows for the years then ended. We also consent to the references to us under the headings "Putnam Savings Foundation - Tax Considerations", "Tax Effects of the Stock Offering", "Experts" and "Legal and Tax Matters" in the Registration Statement on Form SB-2 and Form MHC-2.


                                                     /s/ Snyder & Haller, P.C.

                                                     Snyder & Haller, P.C.


Hartford, Connecticut
August 9, 2004


30 ATWOOD STREET - HARTFORD - CONNECTICUT - 06105-1801 - 860 249-3900
- 860 247-8071 FAX